FOR IMMEDIATE RELEASE	January 27, 2022

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF 2021
Fourth Quarter Summary1
•Net income for the fourth quarter was $14.3 million, or $0.91 per diluted common share.
◦Total revenue, net of interest expense, of $50.0 million.
◦Credit loss expense of $0.6 million.
◦Noninterest expense of $30.4 million.
•Excluding Paycheck Protection Program ("PPP") loans, commercial loans were $2.68 billion2, as compared to $2.64 billion2, an increase of 5.5% annualized.
•Efficiency ratio was 56.74%2, an increase of 40 basis points ("bps").
•Nonperforming assets ratio declined 5 bps to 0.53% and the net charge-off ratio was a recovery of 3 bps.
•Average total deposits were $5.0 billion, as compared to $4.9 billion, an increase of 2.7%, while cost of average total deposits decreased 2 bps to 0.24% and cost of funds decreased 2 bps to 0.35%.
Full Year 2021 Summary1
•Record net income of $69.5 million, or $4.37 per diluted common share.
•Book value and tangible book value per share grew 4.6% and 6.4%2, respectively.
•Return on average equity and return on average tangible equity of 13.18% and 16.63%2, respectively.
•Net charge-off ratio was a recovery of 1 basis point.
•Efficiency ratio was 54.65%2, a decline of 227 bps from the prior year.
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported net income for the fourth quarter of 2021 of $14.3 million, or $0.91 per diluted common share, compared to net income of $16.3 million, or $1.03 per diluted common share, for the linked quarter. For the full year of 2021, the Company reported record earnings, with net income of $69.5 million, or $4.37 per diluted common share, compared to net income for the full year of 2020 of $6.6 million, or $0.41 per diluted common share.
CEO COMMENTARY

Charles Funk, Chief Executive Officer of the Company, commented, "The fourth quarter of 2021 was a solid ending to a record earnings year for MidWestOne. During the quarter, we saw good ex-PPP commercial loan growth, continued progress in wealth management, and improvements in our nonperforming loans and nonperforming assets ratios. We are pleased with the return on average tangible equity of 13.50%.

Key to continued progress in our Company is quality loan growth. We saw ex-PPP linked quarter commercial loan growth of 5.5% annualized in the fourth quarter. This is even more impressive when considering that we saw a high level of pay-offs during the fourth quarter and continued low credit line usage. We begin 2022 with a solid pipeline of new loans and optimism that this growth will continue.

1 Fourth Quarter Summary compares to the third quarter of 2021 (the "linked quarter") unless noted. Full Year 2021 Summary compares to the full year 2020 unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

The consistent improvement in overall asset quality was one of the big stories for the Company in 2021. At year-end, nonperforming loans fell below 1.0%, at 0.97% of total loans. For the quarter and for the entire year, we had a net recovery of charged-off loans. Importantly, we expect to see continued progress in nonperforming assets in 2022.

With respect to fee income, there is no doubt that our mortgage team contributed mightily to the record 2021 results. In line with the rise in long-term interest rates, we see that slowing in 2022. Our wealth management team also continued to shine as their revenue in 2021 was up $2.0 million, or 21.2%, from the prior year and we expect continued good progress.

We have continued to make headway in our previously announced acquisition of Iowa First Bancshares Corp. ("IOFB"), which is expected to close late in the first quarter or early in the second quarter of 2022. We look forward to welcoming our new customers and employees to MidWestOne.

Finally, between share repurchases and the cash dividend, we returned $25.8 million to our common shareholders in 2021. Looking ahead, our common stock dividend increase of 5.6% for 2022 reflects our confidence in continued sound financial performance."

FINANCIAL HIGHLIGHTS	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2021	2021	2020	2021	2020
Net interest income	$38,819	$40,340	$39,037	$156,281	$152,964
Noninterest income	11,229	9,182	10,626	42,453	38,620
Total revenue, net of interest expense	50,048	49,522	49,663	198,734	191,584
Credit loss expense (benefit)	622	(1,080)	(3,041)	(7,336)	28,369
Noninterest expense	30,444	29,778	31,915	116,592	149,893
Income before income tax expense	18,982	20,824	20,789	89,478	13,322
Income tax expense	4,726	4,513	4,079	19,992	6,699
Net income	$14,256	$16,311	$16,710	$69,486	$6,623
Diluted earnings per share	$0.91	$1.03	$1.04	$4.37	$0.41

Return on average assets	0.95%	1.11%	1.22%	1.20%	0.13%
Return on average equity	10.68%	12.00%	13.15%	13.18%	1.28%
Return on average tangible equity(1)	13.50%	15.06%	17.07%	16.63%	10.80%
Efficiency ratio(1)	56.74%	56.34%	59.69%	54.65%	56.92%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income
Net interest income decreased to $38.8 million in the fourth quarter of 2021 from $40.3 million in the third quarter of 2021 due primarily to decreased PPP loan fee accretion stemming from loan forgiveness that continued to be robust in the fourth quarter of 2021. Net PPP loan fee accretion was $2.0 million in the fourth quarter of 2021 compared to $3.6 million in the linked quarter.
Average interest earning assets increased $117.2 million to $5.61 billion in the fourth quarter of 2021, compared to the third quarter of 2021. When adjusting for the $91.0 million reduction in average PPP loan balances due to forgiveness, average interest earning assets increased $206.9 million, primarily due to cash inflows from deposit activity that resulted in an increase in interest earning deposits in banks on the balance sheet and that were used to purchase debt securities, coupled with non-PPP loan growth.
The Company's tax equivalent net interest margin was 2.83% in the fourth quarter of 2021 compared to 3.00% in the linked quarter due to a decrease in total interest earning assets yield, partially offset by reduced funding costs. Total interest earning assets yield decreased 19 bps from the linked quarter due to the reduced benefit from PPP net loan fee accretion described above, coupled with lower loan coupon rates at origination and re-pricing, and an asset mix shift to cash and debt securities. The cost of interest bearing liabilities decreased 3 bps to 0.43%, primarily as a result of interest bearing deposits costs of 0.30%, which declined 2 bps from the linked quarter.
Noninterest Income
Noninterest income for the fourth quarter of 2021 increased $2.0 million, or 22.3%, from the linked quarter. The increase was primarily due to an increase of $1.2 million in loan revenue and an increase of $0.5 million in 'Other' noninterest income. The increase in loan revenue was primarily driven by a $0.9 million increase in the fair value of our mortgage servicing rights. The increase in 'Other' noninterest income partially stemmed from a $0.2 million increase in income received from our commercial loan back-to-back swap program.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
Noninterest Income	December 31,	September 30,	December 31,
(In thousands)	2021	2021	2020
Investment services and trust activities	$3,115	$2,915	$2,518
Service charges and fees	1,684	1,613	1,571
Card revenue	1,746	1,820	1,517
Loan revenue	3,132	1,935	3,900
Bank-owned life insurance	550	532	541
Investment securities gains, net	137	36	30
Other	865	331	549
Total noninterest income	$11,229	$9,182	$10,626
Noninterest Expense
Noninterest expense for the fourth quarter of 2021 increased $0.7 million, or 2.2%, from the linked quarter primarily due to an increase of $0.9 million in compensation and employee benefits and a $0.6 million increase in legal and professional expenses. The increase in compensation and employee benefits was primarily due to an increase of $0.5 million related to incentive and commission expense. The increase in legal and professional expenses was partially due to $0.2 million merger-related legal expenses. Partially offsetting these increases was a decrease of $0.5 million in 'other' noninterest expense. The decline in 'other' noninterest expense was primarily driven by the settlement of litigation claims totaling $0.7 million during the third quarter of 2021, which did not recur in the fourth quarter of 2021.
The increase in noninterest expense and the decline in net interest income, partially offset by the increase in noninterest income noted above, were the primary drivers of the increase in the efficiency ratio, which increased 0.40 percentage points to 56.74% from 56.34% in the linked quarter.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
Noninterest Expense	December 31,	September 30,	December 31,
(In thousands)	2021	2021	2020
Compensation and employee benefits	$18,266	$17,350	$17,638
Occupancy expense of premises, net	2,211	2,547	2,476
Equipment	2,189	1,973	2,040
Legal and professional	1,826	1,272	2,052
Data processing	1,211	1,406	1,460
Marketing	1,121	1,022	986
Amortization of intangibles	1,245	1,264	1,569
FDIC insurance	380	435	495
Communications	277	275	412
Foreclosed assets, net	7	43	(35)
Other	1,711	2,191	2,822
Total noninterest expense	$30,444	$29,778	$31,915
The following table presents details of merger-related expenses for the periods indicated:

	Three Months Ended
	December 31,	September 30,	December 31,
Merger-related Expenses	2021	2021	2020
(In thousands)
Equipment	$18	$—	$—
Legal and professional	202	—	—
Marketing	2	—	—
Other	2	—	—
Total merger-related expenses	$224	$—	$—

Income Taxes
The effective income tax rate increased to 24.9% in the fourth quarter of 2021 compared to 21.7% in the linked quarter. This increase was primarily due to the year-end adjustment to federal tax expense based upon 2021 taxable income. The Company's effective tax rate is lower than its combined statutory tax rate due to benefits related to tax-exempt interest and bank-owned life insurance. The effective income tax rate for the full year 2022 is expected to be in the range of 19.5-21.5%.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or for the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in millions, except per share amounts)	2021	2021	2020
Ending Balance Sheet
Total assets	$6,025.1	$5,875.4	$5,556.6
Loans held for investment, net of unearned income	3,245.0	3,268.6	3,482.2
Total securities held for investment	2,288.1	2,136.9	1,657.4
Total deposits	5,114.5	4,957.8	4,547.0
Average Balance Sheet
Average total assets	$5,934.1	$5,811.2	$5,457.9
Average total loans	3,268.8	3,356.7	3,560.6
Average total deposits	5,015.5	4,882.8	4,490.0
Funding and Liquidity
Short-term borrowings	$181.4	$187.5	$230.8
Long-term debt	154.9	154.9	208.7
Loans to deposits ratio	63.45%	65.93%	76.58%
Equity
Total shareholders' equity	$527.5	$530.3	$515.3
Common equity ratio	8.75%	9.03%	9.27%
Tangible common equity(1)	445.1	446.7	427.5
Tangible common equity ratio(1)	7.49%	7.71%	7.82%
Per Share Data
Book value	$33.66	$33.71	$32.17
Tangible book value(1)	$28.40	$28.40	$26.69
(1) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Loans Held for Investment
Loans held for investment, net of unearned income, decreased $23.6 million, or 0.7%, to $3.25 billion from September 30, 2021, driven primarily by PPP loan forgiveness and partially offset by new loan production during the fourth quarter of 2021. The revolving line of credit utilization was consistent with the linked quarter at 32%.
The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

Loans Held for Investment	December 31, 2021		September 30, 2021		December 31, 2020
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(dollars in thousands)
Commercial and industrial	$902,314	27.8%	$927,258	28.4%	$1,055,488	30.3%
Agricultural	103,417	3.2	106,356	3.3	116,392	3.3
Commercial real estate
Construction and development	172,160	5.3	146,417	4.5	181,291	5.2
Farmland	144,673	4.5	130,936	4.0	144,970	4.2
Multifamily	244,503	7.5	273,347	8.4	256,525	7.4
Other	1,143,205	35.2	1,148,658	35.0	1,149,575	33.0
Total commercial real estate	1,704,541	52.5	1,699,358	51.9	1,732,361	49.8
Residential real estate
One-to-four family first liens	333,308	10.3	334,267	10.2	355,684	10.2
One-to-four family junior liens	133,014	4.1	133,869	4.1	143,422	4.1
Total residential real estate	466,322	14.4	468,136	14.3	499,106	14.3
Consumer	68,418	2.1	67,536	2.1	78,876	2.3
Loans held for investment, net of unearned income	$3,245,012	100.0%	$3,268,644	100.0%	$3,482,223	100.0%

Total commitments to extend credit	$1,014,397		$950,157		$897,274

PPP Loans
The following table presents PPP loan measures as of the dates indicated:

	December 31, 2021						September 30, 2021
	Round 1(3)		Round 2(3)		Total		Round 1(3)		Round 2(3)		Total
(Dollars in millions)	#	$	#	$	#	$	#	$	#	$	#	$
Total PPP Loans Funded	2,681	348.5	2,175	149.3	4,856	497.8	2,681	348.5	2,175	149.3	4,856	497.8
PPP Loan Forgiveness(1)	2,609	334.2	2,009	122.4	4,618	456.6	2,478	323.7	1,514	72.9	3,992	396.6
Outstanding PPP Loans(2)	53	5.6	164	25.2	217	30.8	184	16.3	661	73.1	845	89.4

Unearned Income	$—		$0.9		$0.9		$0.1		$2.8		$2.9
(1) Excluded from the PPP Loan Forgiveness is $9.3 million as of December 31, 2021 and $9.1 million as of September 30, 2021 of PPP loans that were paid off by the borrower prior to forgiveness or through the SBA PPP loan guarantee.

(2) Outstanding loans are presented net of unearned income.
(3) Round 1 refers to PPP loan applications from the first wave of funding made available through the CARES Act, which was signed into law by President Trump in March 2020. Round 2 refers to the second wave of PPP funding made available through the Consolidated Appropriations Act, 2021, which was signed into law by President Trump in December 2020 and extended by the PPP Extension Act of 2021, which was signed into law by President Biden in March 2021.

Credit Loss Expense & Allowance for Credit Losses

The following table shows the activity in the allowance for credit losses for the periods indicated:

	Three Months Ended			Year Ended
Allowance for Credit Losses Roll Forward	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2021	2021	2020	2021	2020
Beginning balance	$47,900	$48,000	$58,500	$55,500	$29,079
Cumulative effect of change in accounting principle - CECL	—	—	—	—	3,984
Charge-offs	(255)	(234)	(1,005)	(2,332)	(6,793)
Recoveries	533	1,114	646	2,768	1,528
Net recoveries (charge-offs)	278	880	(359)	436	(5,265)
Credit loss (benefit) expense related to loans	522	(980)	(2,641)	(7,236)	27,702
Ending balance	$48,700	$47,900	$55,500	$48,700	$55,500

As of December 31, 2021, the allowance for credit losses ("ACL") was $48.7 million, or 1.50% of loans held for investment, net of unearned income, compared with $47.9 million, or 1.47% of loans held for investment, net of unearned income, at September 30, 2021. The ACL declined 12.3% from the prior year-end. After excluding net PPP loans, the ACL as a percentage of loans held for investment, net of unearned income, increased to 1.52%(1) as of December 31, 2021, from 1.51%(1) at September 30, 2021. The increase in the ACL during the fourth quarter was primarily attributable to reserve taken to support loan growth.
(1)Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

Deposit Composition	December 31, 2021		September 30, 2021		December 31, 2020
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$1,005,369	19.6%	$999,887	20.2%	$910,655	20.0%
Interest checking deposits	1,619,136	31.6	1,464,389	29.5	1,351,641	29.7
Money market deposits	939,523	18.4	989,095	20.0	918,654	20.2
Savings deposits	628,242	12.3	616,924	12.4	529,751	11.7
Total non-maturity deposits	4,192,270	81.9	4,070,295	82.1	3,710,701	81.6
Time deposits of $250 and under	505,392	9.9	522,907	10.5	581,471	12.8
Time deposits over $250	416,857	8.2	364,579	7.4	254,877	5.6
Total time deposits	922,249	18.1	887,486	17.9	836,348	18.4
Total deposits	$5,114,519	100.0%	$4,957,781	100.0%	$4,547,049	100.0%

CREDIT RISK PROFILE

	As of or For the Three Months Ended
Highlights	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Credit loss (benefit) expense related to loans	$522	$(980)	$(2,641)
Net (recoveries) charge-offs	$(278)	$(880)	$359
Net (recovery) charge-off ratio(1)	(0.03)%	(0.10)%	0.04%

At period-end
Pass	$3,013,917	$3,069,314	$3,202,704
Special Mention / Watch	117,401	82,871	157,213
Classified	113,694	116,459	122,306
Total loans held for investment, net	$3,245,012	$3,268,644	$3,482,223
Classified loans ratio(2)	3.50%	3.56%	3.51%

Nonaccrual loans held for investment	$31,540	$33,657	$41,950
Accruing loans contractually past due 90 days or more	—	51	739
Total nonperforming loans	31,540	33,708	42,689
Foreclosed assets, net	357	454	2,316
Total nonperforming assets	$31,897	$34,162	$45,005
Nonperforming loans ratio(3)	0.97%	1.03%	1.23%
Nonperforming assets ratio(4)	0.53%	0.58%	0.81%
Allowance for credit losses	$48,700	$47,900	$55,500
Allowance for credit losses ratio(5)	1.50%	1.47%	1.59%
Adjusted allowance for credit losses ratio(6)	1.52%	1.51%	1.72%
Allowance for credit losses to nonaccrual loans ratio(7)	154.41%	142.32%	132.30%
(1) Net (recovery) charge-off ratio is calculated as annualized net (recoveries) charge-offs divided by average loans held for investment, net of unearned income, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as total nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as total nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
(7)Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
During the fourth quarter of 2021, we saw improvements in overall asset quality when compared to the linked quarter and the corresponding period in the prior year. We continued to experience net recoveries in the fourth quarter of 2021 and recorded net recoveries of $0.4 million for the year-ended December 31, 2021. Our nonperforming loans ratio of 0.97% was an improvement of 6 bps from the linked quarter and 23 bps from the prior year-end. Special mention / watch credits did increase $34.5 million from the linked quarter based upon our proactive credit monitoring processes. However, year-over-year, special mention / watch credits were down $39.8 million, or 25.3%.
The following table presents a roll forward of nonperforming loans for the period:

Nonperforming Loans	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at September 30, 2021	$33,657	$51	$33,708
Loans placed on nonaccrual or 90+ days past due & still accruing	512	10	522
Repayments (including interest applied to principal)	(2,153)	—	(2,153)
Loans returned to accrual status or no longer past due	(312)	(49)	(361)
Charge-offs	(164)	(10)	(174)
Transfers to nonaccrual	—	(2)	(2)
Balance at December 31, 2021	$31,540	$—	$31,540

CAPITAL
Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of the current expected credit losses (CECL) accounting standard. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. The modified CECL transitional amount of $9.4 million will then be reduced from capital over the subsequent three-year period.

Regulatory Capital Ratios	December 31,	September 30,	December 31,
	2021 (1)	2021	2020
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	8.67%	8.70%	8.50%
Common equity tier 1 capital to risk-weighted assets ratio	9.94%	10.26%	9.72%
Tier 1 capital to risk-weighted assets ratio	10.83%	11.20%	10.70%
Total capital to risk-weighted assets ratio	13.09%	13.58%	13.41%
MidWestOne Bank
Tier 1 leverage to average assets ratio	9.25%	9.41%	9.35%
Common equity tier 1 capital to risk-weighted assets ratio	11.58%	12.14%	11.79%
Tier 1 capital to risk-weighted assets ratio	11.58%	12.14%	11.79%
Total capital to risk-weighted assets ratio	12.46%	13.05%	12.89%
(1) Capital ratios for December 31, 2021 are preliminary

CORPORATE UPDATE
Share Repurchase Program
Under the current repurchase program, the Company repurchased 58,900 shares of its common stock at an average price of $31.02 per share and a total cost of $1.8 million in the fourth quarter of 2021. At December 31, 2021, the total amount available under the Company's current share repurchase program was $5.8 million.
Cash Dividend Announcement
On January 25, 2022, the Company’s board of directors declared a quarterly cash dividend of $0.2375 per common share. The dividend is payable March 15, 2022, to shareholders of record at the close of business on March 1, 2022.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, January 28, 2022. To participate, you may pre-register for this call utilizing the following link: https://www.incommglobalevents.com/registration/q4inc/9571/midwestone-financial-group-inc-4th-quarter-2021-earnings-call/. After pre-registering for this event you will receive your access details via email. You are also able to on the day of the call dial 1-844-200-6205, using an access code of 306531 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until April 28, 2022, by calling 1-866-813-9403 and using the replay access code of 602023. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, including due to supply chain disruptions, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) government intervention in the U.S. financial system in response to the COVID-19 pandemic, including the effects of recent legislative, tax, accounting and regulatory actions and reforms; (3) the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; (4) the risks of mergers (including with IOFB), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (5) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (6) the effects of interest rates, including on our net income and the value of our securities portfolio; (7) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (8) fluctuations in the value of our investment securities; (9) governmental monetary and fiscal policies; (10) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR and the adoption of a substitute; (11) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (12) the ability to attract and retain key executives and employees experienced in banking and financial services; (13) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (14) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (15) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (16) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (17) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (18) volatility of rate-sensitive deposits; (19) operational risks, including data processing system failures or fraud; (20) asset/liability matching risks and liquidity risks; (21) the costs, effects and outcomes of existing or future litigation; (22) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (23) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (24) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (25) the effects of cyber-attacks; (26) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2021	2021	2021	2021	2020
ASSETS
Cash and due from banks	$42,949	$53,562	$52,297	$57,154	$65,078
Interest earning deposits in banks	160,881	84,952	11,124	80,924	17,409
Federal funds sold	—	—	13	7,691	172
Total cash and cash equivalents	203,830	138,514	63,434	145,769	82,659
Debt securities available for sale at fair value	2,288,110	2,136,902	2,072,452	1,896,894	1,657,381
Loans held for sale	12,917	58,679	6,149	58,333	59,956
Gross loans held for investment	3,252,194	3,278,150	3,344,156	3,374,076	3,496,790
Unearned income, net	(7,182)	(9,506)	(14,000)	(15,915)	(14,567)
Loans held for investment, net of unearned income	3,245,012	3,268,644	3,330,156	3,358,161	3,482,223
Allowance for credit losses	(48,700)	(47,900)	(48,000)	(50,650)	(55,500)
Total loans held for investment, net	3,196,312	3,220,744	3,282,156	3,307,511	3,426,723
Premises and equipment, net	83,492	84,130	84,667	85,581	86,401
Goodwill	62,477	62,477	62,477	62,477	62,477
Other intangible assets, net	19,885	21,130	22,394	23,735	25,242
Foreclosed assets, net	357	454	755	1,487	2,316
Other assets	157,748	152,393	154,731	155,525	153,493
Total assets	$6,025,128	$5,875,423	$5,749,215	$5,737,312	$5,556,648
LIABILITIES
Noninterest bearing deposits	$1,005,369	$999,887	$952,764	$958,526	$910,655
Interest bearing deposits	4,109,150	3,957,894	3,839,902	3,836,037	3,636,394
Total deposits	5,114,519	4,957,781	4,792,666	4,794,563	4,547,049
Short-term borrowings	181,368	187,508	212,261	175,785	230,789
Long-term debt	154,879	154,860	169,839	201,696	208,691
Other liabilities	46,887	45,010	44,156	53,948	54,869
Total liabilities	5,497,653	5,345,159	5,218,922	5,225,992	5,041,398
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	300,940	300,327	299,888	299,747	300,137
Retained earnings	243,365	232,639	219,884	206,230	188,191
Treasury stock	(24,546)	(22,735)	(15,888)	(15,278)	(14,251)
Accumulated other comprehensive (loss) income	(8,865)	3,452	9,828	4,040	24,592
Total shareholders' equity	527,475	530,264	530,293	511,320	515,250
Total liabilities and shareholders' equity	$6,025,128	$5,875,423	$5,749,215	$5,737,312	$5,556,648

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER AND YEAR TO DATE CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2021	2021	2021	2021	2020	2021	2020
Interest income
Loans, including fees	$33,643	$36,115	$34,736	$36,542	$38,239	$141,036	$158,656
Taxable investment securities	7,461	6,655	6,483	5,093	4,673	25,692	17,610
Tax-exempt investment securities	2,415	2,428	2,549	2,555	2,529	9,947	8,259
Other	37	21	19	14	29	91	262
Total interest income	43,556	45,219	43,787	44,204	45,470	176,766	184,787
Interest expense
Deposits	3,031	3,150	3,409	3,608	4,265	13,198	23,919
Short-term borrowings	130	132	161	128	142	551	914
Long-term debt	1,576	1,597	1,712	1,851	2,026	6,736	6,990
Total interest expense	4,737	4,879	5,282	5,587	6,433	20,485	31,823
Net interest income	38,819	40,340	38,505	38,617	39,037	156,281	152,964
Credit loss expense (benefit)	622	(1,080)	(2,144)	(4,734)	(3,041)	(7,336)	28,369
Net interest income after credit loss expense (benefit)	38,197	41,420	40,649	43,351	42,078	163,617	124,595
Noninterest income
Investment services and trust activities	3,115	2,915	2,809	2,836	2,518	11,675	9,632
Service charges and fees	1,684	1,613	1,475	1,487	1,571	6,259	6,178
Card revenue	1,746	1,820	1,913	1,536	1,517	7,015	5,719
Loan revenue	3,132	1,935	3,151	4,730	3,900	12,948	10,185
Bank-owned life insurance	550	532	538	542	541	2,162	2,226
Investment securities gains, net	137	36	42	27	30	242	184
Other	865	331	290	666	549	2,152	4,496
Total noninterest income	11,229	9,182	10,218	11,824	10,626	42,453	38,620
Noninterest expense
Compensation and employee benefits	18,266	17,350	17,404	16,917	17,638	69,937	66,397
Occupancy expense of premises, net	2,211	2,547	2,198	2,318	2,476	9,274	9,348
Equipment	2,189	1,973	1,861	1,793	2,040	7,816	7,865
Legal and professional	1,826	1,272	1,375	783	2,052	5,256	6,153
Data processing	1,211	1,406	1,347	1,252	1,460	5,216	5,362
Marketing	1,121	1,022	873	1,006	986	4,022	3,815
Amortization of intangibles	1,245	1,264	1,341	1,507	1,569	5,357	6,976
FDIC insurance	380	435	245	512	495	1,572	1,858
Communications	277	275	371	409	412	1,332	1,746
Foreclosed assets, net	7	43	136	47	(35)	233	150
Goodwill impairment	—	—	—	—	—	—	31,500
Other	1,711	2,191	1,519	1,156	2,822	6,577	8,723
Total noninterest expense	30,444	29,778	28,670	27,700	31,915	116,592	149,893
Income before income tax expense	18,982	20,824	22,197	27,475	20,789	89,478	13,322
Income tax expense	4,726	4,513	4,926	5,827	4,079	19,992	6,699
Net income	$14,256	$16,311	$17,271	$21,648	$16,710	$69,486	$6,623

Earnings per common share
Basic	$0.91	$1.03	$1.08	$1.35	$1.04	$4.38	$0.41
Diluted	$0.91	$1.03	$1.08	$1.35	$1.04	$4.37	$0.41
Weighted average basic common shares outstanding	15,692	15,841	15,987	15,991	16,074	15,877	16,102
Weighted average diluted common shares outstanding	15,734	15,863	16,012	16,021	16,092	15,905	16,110
Dividends paid per common share	$0.2250	$0.2250	$0.2250	$0.2250	$0.2200	$0.9000	$0.8800

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2021	2021	2020	2021	2020
Earnings:
Net interest income	$38,819	$40,340	$39,037	$156,281	$152,964
Noninterest income	11,229	9,182	10,626	42,453	38,620
Total revenue, net of interest expense	50,048	49,522	49,663	198,734	191,584
Credit loss expense (benefit)	622	(1,080)	(3,041)	(7,336)	28,369
Noninterest expense	30,444	29,778	31,915	116,592	149,893
Income before income tax expense	18,982	20,824	20,789	89,478	13,322
Income tax expense	4,726	4,513	4,079	19,992	6,699
Net income	$14,256	$16,311	$16,710	$69,486	$6,623
Per Share Data:
Diluted earnings	$0.91	$1.03	$1.04	$4.37	$0.41
Book value	33.66	33.71	32.17	33.66	32.17
Tangible book value(1)	28.40	28.40	26.69	28.40	26.69
Ending Balance Sheet:
Total assets	$6,025,128	$5,875,423	$5,556,648	$6,025,128	$5,556,648
Loans held for investment, net of unearned income	3,245,012	3,268,644	3,482,223	3,245,012	3,482,223
Total securities held for investment	2,288,110	2,136,902	1,657,381	2,288,110	1,657,381
Total deposits	5,114,519	4,957,781	4,547,049	5,114,519	4,547,049
Short-term borrowings	181,368	187,508	230,789	181,368	230,789
Long-term debt	154,879	154,860	208,691	154,879	208,691
Total shareholders' equity	527,475	530,264	515,250	527,475	515,250
Average Balance Sheet:
Average total assets	$5,934,076	$5,811,228	$5,457,939	$5,780,556	$5,135,841
Average total loans	3,268,783	3,356,680	3,560,632	3,362,488	3,551,945
Average total deposits	5,015,506	4,882,835	4,490,048	4,838,227	4,184,406
Financial Ratios:
Return on average assets	0.95%	1.11%	1.22%	1.20%	0.13%
Return on average equity	10.68%	12.00%	13.15%	13.18%	1.28%
Return on average tangible equity(1)	13.50%	15.06%	17.07%	16.63%	10.80%
Efficiency ratio(1)	56.74%	56.34%	59.69%	54.65%	56.92%
Net interest margin, tax equivalent(1)	2.83%	3.00%	3.13%	2.95%	3.30%
Loans to deposits ratio	63.45%	65.93%	76.58%	63.45%	76.58%
Common equity ratio	8.75%	9.03%	9.27%	8.75%	9.27%
Tangible common equity ratio(1)	7.49%	7.71%	7.82%	7.49%	7.82%
Credit Risk Profile:
Total nonperforming loans	$31,540	$33,708	$42,689	$31,540	$42,689
Nonperforming loans ratio	0.97%	1.03%	1.23%	0.97%	1.23%
Total nonperforming assets	$31,897	$34,162	$45,005	$31,897	$45,005
Nonperforming assets ratio	0.53%	0.58%	0.81%	0.53%	0.81%
Net (recoveries) charge-offs	$(278)	$(880)	$359	$(436)	$5,265
Net (recovery) charge-off ratio	(0.03)%	(0.10)%	0.04%	(0.01)%	0.15%
Allowance for credit losses	$48,700	$47,900	$55,500	$48,700	$55,500
Allowance for credit losses ratio	1.50%	1.47%	1.59%	1.50%	1.59%
Adjusted allowance for credit losses ratio(1)	1.52%	1.51%	1.72%	1.52%	1.72%
Allowance for credit losses to nonaccrual ratio	154.41%	142.32%	132.30%	154.41%	132.30%
PPP Loans:
Average PPP loans	$52,564	$143,628	$313,252	$186,333	$223,137
Fee Income	1,996	3,593	2,853	11,731	5,228

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,268,783	$34,191	4.15%	$3,356,680	$36,622	4.33%	$3,560,632	$38,795	4.33%
Taxable investment securities	1,802,349	7,461	1.64%	1,628,605	6,655	1.62%	1,026,359	4,673	1.81%
Tax-exempt investment securities (2)(4)	455,570	3,026	2.64%	459,717	3,043	2.63%	450,659	3,180	2.81%
Total securities held for investment(2)	2,257,919	10,487	1.84%	2,088,322	9,698	1.84%	1,477,018	7,853	2.12%
Other	80,415	37	0.18%	44,915	21	0.19%	80,019	29	0.14%
Total interest earning assets(2)	$5,607,117	44,715	3.16%	$5,489,917	46,341	3.35%	$5,117,669	46,677	3.63%
Other assets	326,959			321,311			340,270
Total assets	$5,934,076			$5,811,228			$5,457,939
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,506,600	$1,065	0.28%	$1,434,560	$1,056	0.29%	$1,276,320	$958	0.30%
Money market deposits	976,018	520	0.21%	955,174	506	0.21%	931,900	544	0.23%
Savings deposits	621,871	285	0.18%	606,449	316	0.21%	508,763	279	0.22%
Time deposits	903,765	1,161	0.51%	890,866	1,272	0.57%	862,408	2,484	1.15%
Total interest bearing deposits	4,008,254	3,031	0.30%	3,887,049	3,150	0.32%	3,579,391	4,265	0.47%
Short-term borrowings	190,788	130	0.27%	182,484	132	0.29%	182,080	142	0.31%
Long-term debt	154,870	1,576	4.04%	163,817	1,597	3.87%	223,407	2,026	3.61%
Total borrowed funds	345,658	1,706	1.96%	346,301	1,729	1.98%	405,487	2,168	2.13%
Total interest bearing liabilities	$4,353,912	$4,737	0.43%	$4,233,350	$4,879	0.46%	$3,984,878	$6,433	0.64%
Noninterest bearing deposits	1,007,252			995,786			910,657
Other liabilities	43,576			43,040			56,898
Shareholders’ equity	529,336			539,052			505,506
Total liabilities and shareholders’ equity	$5,934,076			$5,811,228			$5,457,939
Net interest income(2)		$39,978			$41,462			$40,244
Net interest spread(2)			2.73%			2.89%			2.99%
Net interest margin(2)			2.83%			3.00%			3.13%

Total deposits(5)	$5,015,506	$3,031	0.24%	$4,882,835	$3,150	0.26%	$4,490,048	$4,265	0.38%
Cost of funds(6)			0.35%			0.37%			0.52%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $1.9 million, $3.5 million, and $2.5 million for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively. Loan purchase discount accretion was $599 thousand, $774 thousand, and $1.5 million for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively. Tax equivalent adjustments were $548 thousand, $507 thousand, and $556 thousand for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $611 thousand, $615 thousand, and $651 thousand for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Year Ended
	December 31, 2021			December 31, 2020
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,362,488	$143,141	4.26%	$3,551,945	$160,752	4.53%
Taxable investment securities	1,577,146	25,692	1.63%	797,954	17,610	2.21%
Tax-exempt investment securities (2)(4)	463,526	12,468	2.69%	342,000	10,395	3.04%
Total securities held for investment(2)	2,040,672	38,160	1.87%	1,139,954	28,005	2.46%
Other	52,617	91	0.17%	73,255	262	0.36%
Total interest earning assets(2)	$5,455,777	181,392	3.32%	$4,765,154	189,019	3.97%
Other assets	324,779			370,687
Total assets	$5,780,556			$5,135,841
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,440,585	$4,208	0.29%	$1,108,997	$4,435	0.40%
Money market deposits	946,784	2,006	0.21%	844,137	3,696	0.44%
Savings deposits	594,543	1,210	0.20%	454,000	1,386	0.31%
Time deposits	882,271	5,774	0.65%	945,234	14,402	1.52%
Total interest bearing deposits	3,864,183	13,198	0.34%	3,352,368	23,919	0.71%
Short-term borrowings	191,757	551	0.29%	157,346	914	0.58%
Long-term debt	178,395	6,736	3.78%	220,448	6,990	3.17%
Total borrowed funds	370,152	7,287	1.97%	377,794	7,904	2.09%
Total interest bearing liabilities	$4,234,335	$20,485	0.48%	$3,730,162	$31,823	0.85%
Noninterest bearing deposits	974,044			832,038
Other liabilities	45,141			58,186
Shareholders’ equity	527,036			515,455
Total liabilities and shareholders’ equity	$5,780,556			$5,135,841
Net interest income(2)		$160,907			$157,196
Net interest spread(2)			2.84%			3.12%
Net interest margin(2)			2.95%			3.30%

Total deposits(5)	$4,838,227	$13,198	0.27%	$4,184,406	$23,919	0.57%
Cost of funds(6)			0.39%			0.70%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $11.2 million and $4.4 million for the years ended December 31, 2021 and December 31, 2020, respectively. Loan purchase discount accretion was $3.3 million and $9.1 million for the years ended December 31, 2021 and December 31, 2020, respectively. Tax equivalent adjustments were $2.1 million and $2.1 million for the years ended December 31, 2021 and December 31, 2020, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $2.5 million and $2.1 million for the years ended December 31, 2021 and December 31, 2020, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted allowance for credit losses ratio, core loans, and core commercial loans. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2021	2021	2020
Total shareholders’ equity	$527,475	$530,264	$530,293	$511,320	$515,250
Intangible assets, net	(82,362)	(83,607)	(84,871)	(86,212)	(87,719)
Tangible common equity	$445,113	$446,657	$445,422	$425,108	$427,531

Total assets	$6,025,128	$5,875,423	$5,749,215	$5,737,312	$5,556,648
Intangible assets, net	(82,362)	(83,607)	(84,871)	(86,212)	(87,719)
Tangible assets	$5,942,766	$5,791,816	$5,664,344	$5,651,100	$5,468,929

Book value per share	$33.66	$33.71	$33.22	$32.00	$32.17
Tangible book value per share(1)	$28.40	$28.40	$27.90	$26.60	$26.69
Shares outstanding	15,671,147	15,729,451	15,963,468	15,981,088	16,016,780

Common equity ratio	8.75%	9.03%	9.22%	8.91%	9.27%
Tangible common equity ratio(2)	7.49%	7.71%	7.86%	7.52%	7.82%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Year Ended
Return on Average Tangible Equity	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2021	2021	2020	2021	2020
Net income	$14,256	$16,311	$16,710	$69,486	$6,623
Intangible amortization, net of tax(1)	934	948	1,177	4,018	5,232
Goodwill impairment	—	—	—	—	31,500
Tangible net income	$15,190	$17,259	$17,887	$73,504	$43,355

Average shareholders’ equity	$529,336	$539,052	$505,506	$527,036	$515,455
Average intangible assets, net	(82,990)	(84,288)	(88,543)	(84,927)	(113,978)
Average tangible equity	$446,346	$454,764	$416,963	$442,109	$401,477

Return on average equity	10.68%	12.00%	13.15%	13.18%	1.28%
Return on average tangible equity(2)	13.50%	15.06%	17.07%	16.63%	10.80%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2021	2021	2020	2021	2020
Net interest income	$38,819	$40,340	$39,037	$156,281	$152,964
Tax equivalent adjustments:
Loans(1)	548	507	556	2,105	2,096
Securities(1)	611	615	651	2,521	2,136
Net interest income, tax equivalent	$39,978	$41,462	$40,244	$160,907	$157,196
Loan purchase discount accretion	(599)	(774)	(1,542)	(3,344)	(9,098)
Core net interest income	$39,379	$40,688	$38,702	$157,563	$148,098

Net interest margin	2.75%	2.92%	3.03%	2.86%	3.21%
Net interest margin, tax equivalent(2)	2.83%	3.00%	3.13%	2.95%	3.30%
Core net interest margin(3)	2.79%	2.94%	3.01%	2.89%	3.11%
Average interest earning assets	$5,607,117	$5,489,917	$5,117,669	$5,455,777	$4,765,154
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Year Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2021	2021	2020	2021	2020
Loan interest income, including fees	$33,643	$36,115	$38,239	$141,036	$158,656
Tax equivalent adjustment(1)	548	507	556	2,105	2,096
Tax equivalent loan interest income	$34,191	$36,622	$38,795	$143,141	$160,752
Loan purchase discount accretion	(599)	(774)	(1,542)	(3,344)	(9,098)
Core loan interest income	$33,592	$35,848	$37,253	$139,797	$151,654

Yield on loans	4.08%	4.27%	4.27%	4.19%	4.47%
Yield on loans, tax equivalent(2)	4.15%	4.33%	4.33%	4.26%	4.53%
Core yield on loans(3)	4.08%	4.24%	4.16%	4.16%	4.27%
Average loans	$3,268,783	$3,356,680	$3,560,632	$3,362,488	$3,551,945
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Year Ended
Efficiency Ratio	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2021	2021	2020	2021	2020
Total noninterest expense	$30,444	$29,778	$31,915	$116,592	$149,893
Amortization of intangibles	(1,245)	(1,264)	(1,569)	(5,357)	(6,976)
Merger-related expenses	(224)	—	—	(224)	(61)
Goodwill impairment	—	—	—	—	(31,500)
Noninterest expense used for efficiency ratio	$28,975	$28,514	$30,346	$111,011	$111,356

Net interest income, tax equivalent(1)	$39,978	$41,462	$40,244	$160,907	$157,196
Noninterest income	11,229	9,182	10,626	42,453	38,620
Investment securities gains, net	(137)	(36)	(30)	(242)	(184)
Net revenues used for efficiency ratio	$51,070	$50,608	$50,840	$203,118	$195,632

Efficiency ratio (2)	56.74%	56.34%	59.69%	54.65%	56.92%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles, merger-related expenses, and goodwill impairment divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

Adjusted Allowance for Credit Losses Ratio	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2021	2021	2021	2021	2020
Loans held for investment, net of unearned income	$3,245,012	$3,268,644	$3,330,156	$3,358,161	$3,482,223
PPP loans	(30,841)	(89,354)	(184,390)	(248,682)	(259,260)
Core loans	$3,214,171	$3,179,290	$3,145,766	$3,109,479	$3,222,963
Allowance for credit losses	$48,700	$47,900	$48,000	$50,650	$55,500

Allowance for credit losses ratio	1.50%	1.47%	1.44%	1.51%	1.59%
Adjusted allowance for credit losses ratio(1)	1.52%	1.51%	1.53%	1.63%	1.72%
(1) Allowance for credit losses divided by core loans.

Core Loans/Core Commercial Loans	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2021	2021	2021	2021	2020
Commercial loans:
Commercial and industrial	$902,314	$927,258	$982,092	$993,770	$1,055,488
Agricultural	103,417	106,356	107,834	117,099	116,392
Commercial real estate	1,704,541	1,699,358	1,705,789	1,693,592	1,732,361
Total commercial loans	$2,710,272	$2,732,972	$2,795,715	$2,804,461	$2,904,241
Consumer loans:
Residential real estate	$466,322	$468,136	$468,581	$474,433	$499,106
Other consumer	68,418	67,536	65,860	79,267	78,876
Total consumer loans	$534,740	$535,672	$534,441	$553,700	$577,982
Loans held for investment, net of unearned income	$3,245,012	$3,268,644	$3,330,156	$3,358,161	$3,482,223

PPP loans	$30,841	$89,354	$184,390	$248,682	$259,260

Core loans(1)	$3,214,171	$3,179,290	$3,145,766	$3,109,479	$3,222,963
Core commercial loans(2)	$2,679,431	$2,643,618	$2,611,325	$2,555,779	$2,644,981
(1) Core loans are calculated as loans held for investment, net of unearned income less PPP loans.
(2) Core commercial loans are calculated as total commercial loans less PPP loans.

Contact:
Charles N. Funk	Barry S. Ray
Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800